EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Box Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 10th day of February 2017.

SCALE VENTURE PARTNERS III, LP			SCALE VENTURE MANAGEMENT III, LLC

By:	Scale Venture Management III, LLC, its General Partner

By:	/s/ Kate Mitchell		By:	/s/ Kate Mitchell
	Name:	Kate Mitchell		Name:	Kate Mitchell
	Title:	Managing Member		Title:	Managing Member

By:	/s/ Rory O’Driscoll		By:	/s/ Kate Mitchell
	Name:	Rory O’Driscoll		Name:	Kate Mitchell

By:	/s/ Stacey Bishop		By:	/s/ Andrew Vitus
	Name:	Stacey Bishop		Name:	Andrew Vitus